Exhibit 5.2


                                                                  March 7, 2003




PartnerRe Ltd.
96 Pitts Bay Road
Pembroke Parish HM08
Bermuda

Ladies and Gentlemen:

         We have acted as United States counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by PartnerRe Ltd., a Bermuda company (the "Company"), PartnerRe Finance II Inc., a Delaware Corporation ("PartnerRe Finance"), PartnerRe Capital Trust II, a Delaware statutory business trust ("Capital Trust II") and PartnerRe Capital Trust III, a Delaware statutory business trust ("Capital Trust III", and together with Capital Trust II, the "Capital Trusts") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of up to $600,000,000 aggregate securities of the Company, PartnerRe Finance and the Capital Trusts, consisting of:

         1. the Company's senior and subordinated debt securities (collectively, the "Company's Debt Securities") and PartnerRe Finance's senior, subordinated and junior subordinated debt securities (collectively, the "PartnerRe Finance Debt Securities" and, together with the Company's Debt Securities, the "Debt Securities");

         2. the Company's common shares, par value $1.00 per share ("Common Shares") and the Company's preferred shares, par value $1.00 per share ("Preferred Shares");

         3. depositary shares representing fractional interests in Common Shares or Preferred Shares ("Depositary Shares");

         4. warrants to purchase Common Shares ("Common Share Warrants"), warrants to purchase Preferred Shares ("Preferred Share Warrants") and warrants to purchase the Company's Debt Securities ("Debt Warrants," and together with Common Share Warrants and Preferred Share Warrants, the "Warrants");

         5. preferred securities of each Capital Trust (collectively, the "Trust Preferred Securities");

         6. share purchase contracts obligating the holders to purchase from the Company a specified number of Common Shares ("Share Purchase Contracts"), which may be issued separately or as part of share purchase units, each consisting of a Share Purchase Contract, and of


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a beneficial interest in the Company's Debt Securities, PartnerRe Finance senior debt securities, PartnerRe Finance subordinated debt securities, Preferred Shares, Trust Preferred Securities or debt obligations of third parties securing the holder's obligations to purchase Common Shares under the Share Purchase Contracts ("Share Purchase Units");

         7. the Company's guarantees of the PartnerRe Finance Debt Securities (the "Debt Securities Guarantees"); and

         8. the Company's guarantees of the Trust Preferred Securities (the "Trust Preferred Securities Guarantees").

         The Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Warrants, Trust Preferred Securities, Share Purchase Contracts, Share Purchase Units, Debt Securities Guarantees and Trust Preferred Securities Guarantees are herein referred to collectively as the "Securities."

         The Company's Debt Securities are to be issued under a senior indenture between the Company and JPMorgan Chase Bank, as Trustee (the "Company Senior Indenture"), or a subordinated indenture between the Company and JPMorgan Chase Bank, as Trustee (the "Company Subordinated Indenture"). The Company Senior Indenture and the Company Subordinated Indenture are referred to herein collectively as the "Company Indentures".

         The PartnerRe Finance Debt Securities are to be issued under a senior indenture among PartnerRe Finance, the Company, as Guarantor, and JPMorgan Chase Bank, as Trustee (the "PartnerRe Finance Senior Indenture"), a subordinated indenture among PartnerRe Finance, the Company, as Guarantor, and JPMorgan Chase Bank, as Trustee (the "PartnerRe Finance Subordinated Indenture"), or a junior subordinated indenture among PartnerRe Finance, the Company, as Guarantor, and JPMorgan Chase Bank, as Trustee (the "PartnerRe Finance Junior Subordinated Indenture"), and each Debt Securities Guarantee may be issued by the Company pursuant to a senior, subordinated or junior subordinated debt securities guarantee agreement between the Company, as Guarantor, and JPMorgan Chase Bank, as Guarantee Trustee (the "Debt Securities Guarantee Agreements"). The PartnerRe Finance Senior Indenture, the PartnerRe Finance Subordinated Indenture and the ParterRe Finance Junior Subordinated Indenture are referred to herein collectively as the "PartnerRe Finance Indentures".

         The Warrants are to be issued pursuant to the terms of one or more warrant agreements (the "Warrant Agreements") to be entered into prior to the issuance of the Warrants.

         Trust Preferred Securities may be issued by either Capital Trust pursuant to the terms of an amended and restated trust agreement among PartnerRe Finance, as Depositor, JPMorgan Chase Bank, as Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee, and the Administrative Trustees named therein (each, an "Amended Trust Agreement"), and the related Trust Preferred Securities Guarantee may be issued by the Company pursuant to a trust preferred securities guarantee agreement between the Company, as Guarantor, and JPMorgan Chase Bank, as Guarantee Trustee (the "Trust Preferred Securities Guarantee Agreements").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

         On the basis of the foregoing, we are of the opinion that:

         1. When the Company Indentures and any supplemental indenture to be entered into in connection with the issuance of any Company Debt Security have been duly authorized,


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executed and delivered by the Trustee and the Company, the specific terms of a particular Company Debt Security have been duly authorized and established in accordance with the applicable Company Indenture and such Company Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Company Indenture and the applicable underwriting or other agreement, such Company Debt Security will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

         2. When the PartnerRe Finance Indentures and any supplemental indenture to be entered into in connection with the issuance of any PartnerRe Finance Debt Security have been duly authorized, executed and delivered by the Trustee and PartnerRe Finance, the specific terms of a particular PartnerRe Finance Debt Security have been duly authorized and established in accordance with the applicable PartnerRe Finance Indenture and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable PartnerRe Finance Indenture and the applicable underwriting or other agreement, such PartnerRe Finance Debt Security will constitute a valid and binding obligation of the PartnerRe Finance, enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

         3. When the Depositary Shares have been duly authorized and, the depositary receipts evidencing rights in the Depositary Shares are duly executed by the relevant depositary and registered, and the Depositary Shares are sold and delivered at the price and in accordance with the terms set forth in the Registration Statement and any prospectus supplement relating thereto, the Deposit Agreement and the applicable underwriting or other agreement, the Depositary Shares will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

         4. When the Warrants have been duly authorized by the Company and the applicable Warrant Agreement and the applicable warrant certificate have been duly executed and delivered, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

         5. When the Debt Security Guarantees have been duly authorized by the Company, the applicable Debt Securities Guarantee Agreement has been duly executed and delivered and the PartnerRe Finance Debt Securities have been duly issued and delivered by PartnerRe Finance as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Debt Security Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or


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hereinafter in effect relating to or affecting the enforcement of creditors'
rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

         6. When the Trust Preferred Securities Guarantees have been duly authorized by the Company, the applicable Trust Preferred Securities Guarantee Agreement has been duly executed and delivered and the Trust Preferred Securities have been duly issued and delivered by any Capital Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Trust Preferred Securities Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

         7. When the Share Purchase Units and Share Purchase Contracts have been duly authorized by the Company, the applicable purchase contract agreement and any related pledge agreement have been duly executed and delivered, the Share Purchase Units and Share Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Company or PartnerRe Finance, as applicable shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company or PartnerRe Finance, as applicable, with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or PartnerRe Finance, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company or PartnerRe Finance, as applicable.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. Insofar as the opinions expressed herein relate to or depend upon matters governed by Bermuda law, we have relied upon the opinion of Ms. Christine Patton, general counsel of the Company, dated the date hereof, which is being filed as Exhibit 5.1 to the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Opinions" in the prospectus.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.


                                                     Very truly yours,


                                                     /s/ Davis Polk & Wardwell


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